As filed with the Securities and Exchange Commission on December 10, 2019.

Registration No. 333-103288

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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TX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2558702
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

12080 Virginia Blvd., Ashland, KY  41102

(Address of Principal Executive Offices and Zip Code)

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R Wireless, Inc. 2003 Stock Plan

(Full title of the plan)

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William l. Shrewsbury, Chief Executive Officer

TX Holdings, Inc.

12080 Virginia Blvd.

Ashland, KY  41102

(Name and address of agent for service)

(606) 928-1131

(Telephone Number, including area code, of agent for service)

With a copy to:

Neil R.E. Carr

Somertons, PLLC

1025 Connecticut Avenue, N.W., Suite 1000

Washington, D.C. 20036

Telephone: (202) 459-4651

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☒

Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

DE-REGISTRATION OF UNSOLD SECURITIES

TX Holdings, Inc., a Georgia corporation (“Registrant”), is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, no par value (“Common Stock”), if any, issuable pursuant to the R Wireless, Inc. 2003 Stock Plan that were registered but have not been sold (“Securities”) under the following Registration Statement on Form S-8 (“Registration Statement”) filed by the Registrant with the Securities and Exchange Commission (“SEC”) (note that the share number listed below does not take into account corporate actions, such as stock splits, taken in the interim):

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Registration Statement on Form S-8 (File. No 333-103288) originally filed with the SEC on February 19, 2003, registering 6,000,000 shares of the Registrant’s Common Stock under and pursuant to the R Wireless Inc. 2003 Stock Plan.

Effective July 27, 2005, the Registrant changed its name from R Wireless, Inc., to TX Holdings, Inc.

The Registrant has terminated all offerings of the Securities pursuant to the Registration Statement. The Registrant intends to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, through the filing of a Form 15 with the SEC. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the Securities of the Registrant registered but unsold under the Registration Statement.

SIGNATURES

The Registrant.     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashland, Commonwealth of Kentucky, on this 10th day of December, 2019.

TX HOLDINGS, INC.

By:	/s/ William L. Shrewsbury
William L. Shrewsbury Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William L. Shrewsbury William L. Shrewsbury	Chairman of the Board, Chief Executive Officer and President, Director (Principal Executive Officer)	December 10, 2019

ber /s/ Jose Fuentes Jose Fuentes	Chief Financial Officer (Principal Financial and Accounting Officer), Director	December 10, 2019

/s/ James J. Graneto James J. Graneto	Director	December 10, 2019